                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement


[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       THE PAKISTAN INVESTMENT FUND, INC.
--------------------------------------------------------------------------------
               (NAMES OF REGISTRANT AS SPECIFIED IN ITS CHARTERS)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3)  Filing Party:

        ------------------------------------------------------------------------

    (4)  Date Filed:

        ------------------------------------------------------------------------

                       THE PAKISTAN INVESTMENT FUND, INC.
           C/O MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
                          1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------
To Our Stockholders:


     Notice is hereby given that the Annual Meeting of Stockholders of The Pakistan Investment Fund, Inc. (the "Fund") will be held on Tuesday, June 12, 2001 at 8:00 a.m. (New York time), in Conference Room 2 at 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020, for the following purposes:


     1. To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund.

     2. To elect one Class I Director for a term expiring in 2002 and four Class III Directors for a term expiring in 2004.

     3. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has unanimously determined that a complete liquidation of the Fund in accordance with the terms of the Plan is in the best interests of the Fund and its stockholders. The Board of Directors has recommended that the stockholders approve the Plan. Subject to receipt of the requisite stockholder approval and the satisfactory resolution of any and all claims pending against the Fund and its Board of Directors, stockholders remaining in the Fund can expect to receive a liquidation distribution, in cash, as soon as reasonably practicable. However, there is no minimum distribution to stockholders. The Fund will not liquidate until all claims are resolved.

     When and if the Plan becomes effective (as further described in the Plan), the stockholders' respective interests in the Fund's assets will not be transferable by negotiation of the share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc. Stockholders holding stock certificates should consider arranging with the Fund's transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The Fund's transfer agent is American Stock Transfer and Trust Company, located at 59 Maiden Lane, New York, NY 10038. They can be reached at (800) 937-5449 or (718) 921-8200.


     In the event that stockholders do not approve the liquidation and dissolution of the Fund pursuant to Proposal No. 1, it is necessary at this time that stockholders also elect four Class III Directors and one Class I Director to hold office for a term stated above and until their successors are duly elected and qualified.



     Only stockholders of record at the close of business on April 23, 2001 are entitled to notice of, and to vote at, this Meeting or any adjournment thereof.


                                              MARY E. MULLIN
                                              Secretary


Dated: April 26, 2001


     IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY CARD PROMPTLY.

                       THE PAKISTAN INVESTMENT FUND, INC.
           C/O MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
                          1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
                            ------------------------

                                PROXY STATEMENT
                            ------------------------


     This statement is furnished by the Board of Directors of The Pakistan Investment Fund, Inc. (the "Fund") in connection with the solicitation of Proxy Cards by the Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, June 12, 2001 at 8:00 a.m. (New York time), in Conference Room 2 at the principal executive office of Morgan Stanley Dean Witter Investment Management Inc. (hereinafter "Morgan Stanley Investment Management" or the "Manager"), 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020. It is expected that the Notice of Annual Meeting, Proxy Statement and Proxy Card will first be mailed to stockholders on or about April 26, 2001. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders.


     If the accompanying Proxy Card is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy Card. A Proxy Card may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance and voting at the Meeting. If no instructions are specified, shares will be voted FOR approval of the liquidation and dissolution of the Fund, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund and FOR the election of the nominees for Directors.


     The close of business on April 23, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. On that date, the Fund had 10,432,292 shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote at the Meeting.



     The expense of solicitation will be borne by the Fund and will include reimbursement to brokerage firms and others for reasonable expenses in forwarding proxy solicitation materials to beneficial owners. The solicitation of Proxy Cards will be largely by mail, but may include, without cost to the Fund, telephonic, telegraphic or oral communications by regular employees of the Manager. The solicitation of Proxy Cards is also expected to include communications by employees of Georgeson Shareholder Communications Inc., a proxy solicitation firm expected to be engaged by the Fund at a cost not expected to exceed $6,500, plus out-of-pocket expenses.



     THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2000, TO ANY STOCKHOLDER REQUESTING SUCH REPORT. REQUESTS FOR THE ANNUAL REPORT SHOULD BE MADE IN WRITING TO THE PAKISTAN INVESTMENT FUND, INC., C/O J.P. MORGAN INVESTOR SERVICES CO., P.O. BOX 2798, BOSTON, MASSACHUSETTS 02108-2798, OR BY CALLING 1-800-221-6726.



     J.P. Morgan Investor Services Co. (formerly Chase Global Funds Services Company) is an affiliate of the Fund's administrator, The Chase Manhattan Bank ("Chase Bank"), and provides administrative services to the Fund. The business address of Chase Bank and J.P. Morgan Investor Services Co. is 73 Tremont Street, Boston, Massachusetts 02108-2798.


     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE MATTERS MENTIONED IN ITEMS 1 AND 2 OF THE NOTICE OF ANNUAL MEETING.

                  PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND
                                (PROPOSAL NO. 1)

BACKGROUND

     Shares of closed-end equity funds typically trade in the marketplace at a discount to their net asset value (the "discount"). This has been true in the case of the Fund as well as many other closed-end single country equity funds. Thus, the market price paid for the Fund's shares generally has been less than the underlying value of the Fund's portfolio. For example, during 1999 the average discount of the Fund's shares was approximately 23.19%, while in 2000 the average discount was 31.16%. These discounts do not always prevail, however, since at times in the past the Fund's shares traded at a premium to their net asset value.

     The Board of Directors over the years has discussed the significance of the existence of the discount and the impact on stockholders. The Board of Directors has discussed and considered various alternative strategies to address the discount, including instituting share repurchases, making tender offers for outstanding shares, instituting a managed dividend, utilizing leverage, combining with other funds, converting to an open-end fund, and liquidating the Fund's assets. The Board of Directors in the past, however, has consistently concluded that it was in the best interests of the Fund and its stockholders to maintain the current closed-end format, because, in the view of the Board of Directors and the Manager, the closed-end format was the best structure for a fund investing in Pakistan with the Fund's investment strategies. In connection with those past considerations, it was the Manager's view that attractive equity investment opportunities could be found in Pakistan in the small- and mid-capitalization and less liquid sectors of the Pakistan equity market. An open-end structure would severely disrupt this portfolio strategy and would force the sale of securities in a relatively illiquid market at times when it would hurt the Fund and its stockholders.


     In an attempt to address the discount and enhance stockholder value, on May 16, 2000, the Fund commenced an open market repurchase program (the "Program") of outstanding shares of the Fund's common stock. Since the inception of the Program, 1,172,500 shares, representing 10.10% of the Fund's outstanding shares when the Program commenced, have been repurchased through March 31, 2001.


     Despite the Program, the Fund's average discount rate continued to remain rather high during the year 2000. As a result of this recurring high discount, over approximately the last six months, the Board of Directors and the Manager undertook a more intensive review of the Fund's alternatives for addressing the discount, including converting the Fund into an open-end mutual fund, merging the Fund with another fund, or liquidating the Fund. Based on its findings, the Board of Directors determined that open-ending the Fund is not a viable option because: (a) demand for an open-end fund investing only in Pakistan equities is very limited, (b) distributors in the mutual fund industry have shown little or no interest in selling such a vehicle, and (c) to open-end the Fund would be very costly to its remaining stockholders since the anticipated resulting heavy redemptions would likely increase the Fund's operating expense ratio to an unacceptable level. The Board of Directors also considered merging or combining the Fund with another fund. In this regard, the Directors observed that there is no open-end fund investing only in Pakistan and that an open-end fund would likely not desire to merge with the Fund since many of the Fund's stockholders would be likely to redeem their shares shortly after a merger. The

Directors also observed that a merger with a closed-end fund would be unlikely to address the discount since most other closed-end funds trade at discounts.

     In connection with this more intensive review, the Manager advised the Board of Directors that, unlike its previous views on the Pakistan equity market, the Manager did not believe that the Pakistan equity market offered any significant attractive investment opportunities for the foreseeable future. As a result of this change of view of the Manager and of the determination by the Board of Directors that other alternatives for addressing the Fund's discount were unavailable, the Manager recommended to the Board of Directors that the Fund be liquidated.

     Based upon the foregoing considerations and other relevant factors, the Board of Directors has approved and authorized the orderly liquidation and dissolution of the Fund based on its determination that such action was advisable and in the best interests of the Fund and all of its existing stockholders. The Board of Directors, including all of the Directors who are not "interested persons" of the Fund (as that term is defined under the Investment Company Act of 1940, as amended (the "1940 Act")), also adopted the Plan and directed that the Plan be submitted for consideration by the Fund's stockholders. A copy of the Plan is attached hereto as Exhibit A.

     If (a) the Plan is approved by the requisite stockholder vote and (b) any possible claims that might be pending against the Fund and its Board of Directors prior to the effective date of the Plan are satisfactorily resolved in the sole discretion of the Board of Directors, the Fund's assets will be liquidated at market prices and on such terms and conditions as determined to be reasonable and in the best interests of the Fund and its stockholders in light of the circumstances in which they are sold, and the Fund will file Articles of Dissolution with the State of Maryland. Stockholders will receive their proportionate cash interest of the net distributable assets of the Fund upon liquidation. As of the date of this Proxy Statement, virtually all of the Fund's assets have been converted to U.S. cash or U.S. cash equivalents.

     Under Maryland law and pursuant to the Fund's Articles of Incorporation and Amended and Restated By-Laws, the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund entitled to vote thereon is needed to approve the liquidation of the Fund. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted toward the presence of a quorum. In the event that a majority of the outstanding shares of capital stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event the Plan is not approved, the Board of Directors presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration. Also, if the Plan is not approved by stockholders, the Fund will continue to take all reasonable steps to reduce the discount. In the event that a quorum is not present, the Meeting may be adjourned.

     Notwithstanding the approval of a majority of the outstanding shares of capital stock of the Fund, any claims pending against the Fund and/or the Board of Directors must be satisfactorily resolved prior to the liquidation of the Fund's assets. While the Board of Directors is not currently aware of any such claims, should any such claim arise the Fund is currently unable to estimate with precision the costs of resolving such claim and exactly when such claims would be resolved. Consequently, the amounts set forth under "Distribution Amounts" below are for illustrative purposes only. If any such claim should arise, the Fund will not liquidate until such claims are satisfactorily resolved in the sole discretion of the Board of Directors.

SUMMARY OF PLAN OF LIQUIDATION AND DISSOLUTION

     The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

     Effective Date of the Plan and Cessation of the Fund's Activities as an Investment Company. The Plan will become effective only upon (a) its adoption and approval by the holders of a majority of the outstanding shares of the Fund and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all possible claims pending against the Fund and its Board of Directors (the "Effective Date"). Following these two events, the Fund (i) will cease to invest its assets in accordance with its investment objective,
(ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and (iii) will dissolve in accordance with the Plan and the Fund will file Articles of Dissolution with the State of Maryland (Plan, Sections 1-2, 5 and 12). The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies through the last day of its final taxable year ending on liquidation.

     Closing of Books and Restriction on Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc. ("NYSE") (Plan, Section 3).

     Liquidation Distributions. The distribution of the Fund's assets will be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing the sum of substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) liabilities as the Board of Directors reasonably deem to exist against the assets of the Fund on the Fund's books. However, there can be no assurance that the Fund will be able to declare and pay the First Distribution. If the First Distribution is declared and paid, the amount of the First Distribution currently is uncertain. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

     Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund. Each stockholder holding stock certificates of the Fund will receive a confirmation showing such stockholder's proportionate interest in the net assets of the Fund with an advice that such stockholder will be paid in cash upon return of the stock certificate. Stockholders holding stock certificates should consider arranging with the Fund's transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is American Stock Transfer and Trust Company, located at 59 Maiden Lane, New York, NY 10038. They can be reached at (800) 937-5449 or (718) 921-8200. All stockholders will receive information concerning the sources of the liquidating distribution (Plan, Section 7).

     Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund (Plan, Section 8).

     Amendment of Abandonment of the Plan. The Plan provides that the Board of Directors has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board of Directors may abandon the Plan, with stockholder approval, prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board of Directors determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders (Plan, Sections 9 and 10). However, it is the Board of Directors' current intention to liquidate and dissolve the Fund as soon as practicable following the settlement of all possible claims pending against the Fund and/or the Board of Directors.

DISTRIBUTION AMOUNTS


     The Fund's net asset value on March 31, 2001 was $30,551,231. At such date, the Fund had 10,432,292 shares outstanding. Accordingly, on March 31, 2001, the net asset value per share of the Fund was $2.93. The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by any remaining expenses of the Fund, including the expenses of the Fund in connection with the liquidation and portfolio transaction costs, as well as any costs incurred in resolving any claims that may arise against the Fund. Liquidation expenses are estimated to be approximately $90,000 (or approximately $.01 cent per share outstanding on March 31, 2001). The Fund's remaining portfolio transaction costs (including amounts allocated for dealer markup on securities traded over the counter) are estimated to be approximately $10,000, although actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities. Actual liquidation expenses and portfolio transaction costs may vary. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.

GENERAL INCOME TAX CONSEQUENCES

     United States Federal Income Tax Consequences. The following is only a general summary of the United States federal income tax consequences of the Plan and is limited in scope. This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. While this summary discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution, the Fund has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to the liquidation and dissolution of the Fund. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any stockholder upon receipt of a liquidating distribution will be as set forth below.

     While this summary addresses some of the United States federal income tax consequences of the Plan, neither state nor local tax consequences of the Plan are discussed. Implementing the Plan may impose unanticipated tax consequences on stockholders and affect stockholders differently, depending on their particular tax situations independent from the Plan. Stockholders should consult with their own tax advisers for advice regarding the application of current United States federal income tax law to their particular situation and with respect to state, local and other tax consequences of the Plan.

     The liquidating distributions received by a stockholder may consist of three elements: (i) a capital gain dividend to the extent of any net long-term capital gains recognized by the Fund during the final tax year; (ii) an ordinary income dividend to the extent of the Fund's ordinary income and short-term capital gains earned during the final tax year (over and above expenses) that have not previously been distributed; and (iii) a distribution treated as payment for the stockholder's shares. As of March 31, 2001, the Fund had accumulated net realized losses and does not currently expect to realize net gains on the sale of assets in connection with the liquidation. Therefore, it is currently expected that stockholders will not receive a capital gain dividend in the distribution. The Fund does currently expect to have undistributed ordinary income when its assets are liquidated. The composition of the actual liquidating distributions may vary due to changes in market conditions and the composition of the Fund's portfolio at the time its assets are sold. Prior to the last day of the Fund's final taxable year, the Fund's Board of Directors will authorize any capital gain dividend and ordinary income dividend to be distributed as part of the liquidating distribution. Within 60 days after the close of the Fund's final taxable year, the Fund will notify stockholders as to the portion, if any, of the liquidating distribution which constitutes a capital gain dividend and that which constitutes an ordinary income dividend (as well as any amounts qualifying for a credit or deduction against foreign taxes paid by the Fund).

     The Fund expects to retain its qualification as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period and, therefore, expects to not be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which would reduce any or all of the three types of liquidating distributions, and result in the inability of the Fund to pass through credits against foreign taxes paid.

     Any portion of a liquidating distribution paid under the Plan out of ordinary income or realized capital gains (i.e., a distribution described in (i) or (ii), above) will be taxed under the Code, in the same manner as any other distribution of the Fund. Accordingly, such amounts will be treated as ordinary income or capital gains, if so designated.

     The balance of any amount received upon liquidation (i.e., a distribution described in (iii), above) will be treated for federal income tax purposes as full payment in exchange for the stockholder's shares and will thus be treated as a taxable sale. Thus, a stockholder who is a United States resident or otherwise subject to United States income taxes will be taxed only to the extent the amount of the balance of the distribution exceeds his or her adjusted tax basis in such shares; if the amount received is less than his or her adjusted tax basis, the stockholder will realize a loss. The stockholder's gain or loss will generally be a capital gain or capital loss if such shares are held as capital assets. If such shares, which are held as a capital asset, are held for more than one year, then any gain or loss will generally constitute a long-term capital gain or long-term capital loss, as the case may be, taxable to individual stockholders at a maximum rate of 20%. If the stockholder will have held the shares for not more than one year, any gain or loss will be a short-term capital gain or loss and will be taxed at ordinary income tax rates.

     Corporate stockholders should note that there is no preferential federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate stockholder pursuant to the liquidation of the Fund, regardless of its character as capital gains or ordinary income, will be subject to tax at the same federal income tax rate.

     Under certain provisions of the Code, some stockholders may be subject to a 31% withholding tax ("backup withholding") on the liquidating distribution (including (i) the capital gain dividend, (ii) the ordinary income dividend, and (iii) the distribution treated as payment for shares, as described above). Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund, those who, to the Fund's knowledge, have furnished an incorrect number, and those who underreport their tax liability. An individual's taxpayer identification number is his or her social security number. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT

     On the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission (the "Commission") will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (Plan, Sections 1, 2 and 9).

     Until the Fund's withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

PROCEDURE FOR DISSOLUTION UNDER MARYLAND LAW

     After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund's Articles of Incorporation and Amended and Restated By-Laws, if at least a majority of the Fund's aggregate outstanding shares of capital stock are voted for the proposed liquidation and dissolution of the Fund, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund's Board of Directors will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund (Plan, Sections 2 and 12).

APPRAISAL RIGHTS

     Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (Plan, Section 14).

VOTING INFORMATION

     Approval of the Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund entitled to vote at the Meeting. Unless a contrary specification is made, the accompanying Proxy Card will be voted FOR approval of the Plan.

     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL NO. 1.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 2)

     In the event that stockholders do not approve the liquidation and dissolution of the Fund pursuant to Proposal No. 1, it is necessary at this time that stockholders also elect four Class III Directors and one Class I Director to hold office for a term stated below and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying Proxy Card to vote, on behalf of the stockholders, for the election of Ronald E. Robison as a Class I Director for a term expiring in 2002 and Barton M. Biggs, Gerard E. Jones, John A. Levin and William G. Morton, Jr. as Class III Directors for a term expiring in 2004. In March 2001, the Board of Directors of the Fund elected Ronald E. Robison as President and a Director of the Fund.

     Pursuant to the Fund's By-Laws, the terms of office of the Directors are staggered. The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a term of three years. Each year the term of one class expires. Class I currently consists of Andrew McNally IV, Fergus Reid, Frederick O. Robertshaw and Ronald E. Robison. Class II currently consists of John D. Barrett II, Graham E. Jones and Samuel T. Reeves. Class III currently consists of Barton M. Biggs, Gerard E. Jones, John A. Levin and William G. Morton, Jr. Only the Directors in Class III and Ronald E. Robison are being considered for election at this Meeting.

     Pursuant to the Fund's By-Laws, each Director holds office until (i) the expiration of his term and until his successor has been elected and qualified,
(ii) his death, (iii) his resignation, (iv) December 31 of the year in which he reaches seventy-three years of age, or (v) his removal as provided by statute or the Articles of Incorporation. Each officer of the Fund will hold such office until his or her death or resignation or a successor has been duly elected and qualified.

     The Board of Directors has an Audit Committee. The Audit Committee makes recommendations to the full Board of Directors with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect on the Fund's financial operations. The Fund has adopted a formal, written Audit Committee Charter, which is attached hereto as Exhibit B. The members of the Audit Committee are currently Gerard E. Jones, Graham E. Jones, Andrew McNally IV, William G. Morton, Jr. and Frederick O. Robertshaw, none of whom is an "interested person," as defined under the 1940 Act, of the Fund. The Chairman of the Audit Committee is Mr. Graham Jones. The Audit Committee met three times during the fiscal year ended December 31, 2000.

     The Board of Directors also has a Nominating and Compensation Committee. The Nominating and Compensation Committee evaluates and recommends nominees for election to the Fund's Board of Directors and establishes compensation for disinterested Directors. The Fund adopted a formal, written Nominating and Compensation Committee Charter on February 17, 2000. The members of the Nominating and Compensation Committee are John D. Barrett II, John A. Levin, Samuel T. Reeves and Fergus Reid, none of whom is an "interested person," as defined under the 1940 Act, of the Fund. The Chairman of the Nominating and Compensation Committee is Mr. Reid. The Nominating and Compensation Committee did not meet during the fiscal year ending December 31, 2000.

     There were six meetings of the Board of Directors held during the fiscal year ended December 31, 2000. For the fiscal year ended December 31, 2000, each current Director attended at least seventy-five percent of the aggregate number of meetings of the Board and of any committee on which he served except for Barton M. Biggs and John A. Levin.

     Each of the nominees for Director has consented to be named in this Proxy Statement and to serve as a director of the Fund if elected. The Board of Directors has no reason to believe that any of the nominees named above will become unavailable for election as a director, but if that should occur before the Meeting, Proxy Cards will be voted for such persons as the Board of Directors may recommend.

     Certain information regarding the Directors and officers of the Fund is set forth below:


                                                                                            COMMON
                                                                                            STOCK           SHARE
                                                                                         BENEFICIALLY    EQUIVALENTS
                                                                                         OWNED AS OF     OWNED UNDER
                                  POSITION WITH           PRINCIPAL OCCUPATIONS           APRIL 18,     DEFERRED FEE
NAME, ADDRESS AND DATE OF BIRTH     THE FUND             AND OTHER AFFILIATIONS             2001**      ARRANGEMENTS+   PERCENTAGE
-------------------------------  ---------------         ----------------------          ------------   -------------   ----------
Barton M. Biggs*............     Class III        Chairman, Director and Managing               101            --          ***
 1221 Avenue of the Americas      Director and    Director of Morgan Stanley Investment
 New York, New York 10020         Chairman of      Management and Chairman and Director
 11/26/32                         the Board        of Morgan Stanley Dean Witter
                                  since 1995       Investment Management Limited;
                                                   Managing Director of Morgan Stanley
                                                   & Co. Incorporated; Member of the
                                                   Yale Development Board; Director and
                                                   Chairman of the Board of various
                                                   U.S. registered investment companies
                                                   managed by Morgan Stanley Investment
                                                   Management
Ronald E. Robison*..........     Class I          Chief Operations Officer and Managing          --            --          ***
 1221 Avenue of the Americas     Director and     Director of Morgan Stanley Investment
 New York, New York 10020         President        Management; Managing Director of
 1/13/39                          since 2001       Morgan Stanley & Co. Incorporated;
                                                   Director and President of various
                                                   U.S. registered investment companies
                                                   managed by Morgan Stanley Investment
                                                   Management; Previously, Managing
                                                   Director and Chief Operating Officer
                                                   of TCW Funds Management
John D. Barrett II..........     Class II         Chairman and Director of Barrett               --            --          ***
 Barrett Associates, Inc.        Director since   Associates, Inc. (investment
 565 Fifth Avenue                 2000             counseling); Director of the
 New York, New York 10017                          Ashforth Company (real estate);
 8/21/35                                           Director of various U.S. regis-
                                                   tered investment companies managed
                                                   by Morgan Stanley Investment
                                                   Management
Gerard E. Jones.............     Class III        Partner in Richards & O'Neil, LLP              --            --          ***
 Richards & O'Neil, LLP           Director since  (law firm); Director of Tractor
 43 Arch Street                   2000             Supply Company, Tiffany Foundation,
 Greenwich, Connecticut 06830                      Fairfield County Foundation;
 1/23/37                                           Director of various U.S. registered
                                                   investment companies managed by
                                                   Morgan Stanley Investment Management
Graham E. Jones.............     Class II         Senior Vice President of BGK                1,000            --          ***
 330 Garfield Street             Director since   Properties (commercial real estate);
 Suite 200                        1994             Trustee of various investment
 Santa Fe, New Mexico 87501                        companies managed by Weiss, Peck &
 1/31/33                                           Greer; Trustee of various investment
                                                   companies managed by Deutsche Asset
                                                   Management; Director of various U.S.
                                                   registered investment companies
                                                   managed by Morgan Stanley In-
                                                   vestment Management; Trustee of
                                                   various investment companies managed
                                                   by Sun Capital Advisors, Inc.
John A. Levin...............     Class III        Chairman and Chief Executive Officer       17,000         6,298          ***
 One Rockefeller Plaza            Director since  of John A. Levin & Co., Inc.
 New York, New York 10020         1993             (investment management); Director of
 8/20/38                                           various U.S. registered investment
                                                   companies managed by Morgan Stanley
                                                   Investment Management; Director,
                                                   Chairman, President and Chief
                                                   Executive Officer of BKF Capital
                                                   Group Inc. (asset management)

                                                                                            COMMON
                                                                                            STOCK           SHARE
                                                                                         BENEFICIALLY    EQUIVALENTS
                                                                                         OWNED AS OF     OWNED UNDER
                                  POSITION WITH           PRINCIPAL OCCUPATIONS           APRIL 18,     DEFERRED FEE
NAME, ADDRESS AND DATE OF BIRTH     THE FUND             AND OTHER AFFILIATIONS             2001**      ARRANGEMENTS+   PERCENTAGE
-------------------------------  ---------------         ----------------------          ------------   -------------   ----------
Andrew McNally IV...........     Class I          Senior Principal of Hammond Kennedy            --            --          ***
 333 North Michigan Avenue       Director since    Whitney (merchant banking); Director
 Suite 501                        2000             of Reinhold Industries Inc.
 Chicago, Illinois 60601                           (industrial products), Rand McNally
 11/11/39                                          & Company (publishing) and Hubbell,
                                                   Inc. (industrial electronics);
                                                   Director of various U.S. registered
                                                   investment companies managed by
                                                   Morgan Stanley Investment
                                                   Management; Formerly, Chairman and
                                                   Chief Executive Officer of Rand Mc-
                                                   Nally & Company; Formerly, Director
                                                   of Burns International Services
                                                   Corporation (security)
William G. Morton, Jr. .....     Class III        Chairman Emeritus and former Chief          1,053            --          ***
 100 Franklin Street              Director since  Executive Officer of Boston Stock
 Boston, Massachusetts 02110      1995             Exchange; Director of RadioShack
 3/13/37                                           Corporation (electronics); Director
                                                   of various U.S. registered
                                                   investment companies managed by
                                                   Morgan Stanley Investment Management
Samuel T. Reeves............     Class II         President of Pinnacle Trading L.L.C.           --            19          ***
 8211 North Fresno Street        Director since   (investments); Director of various
 Fresno, California 93720         2000             U.S. registered investment companies
 7/28/34                                           managed by Morgan Stanley Investment
                                                   Management; Previously Member of
                                                   Advisory Board of Tiger Management
                                                   Corporation; Previously Director of
                                                   Pacific Gas & Electric Corp.
Fergus Reid.................     Class I          Chairman and Chief Executive Officer           --            --          ***
 85 Charles Colman Boulevard     Director since   of Lumelite Plastics Corporation;
 Pawling, New York 12564          2000             Trustee and Director of Vista Mutual
 8/12/32                                           Fund Group; Director of various U.S.
                                                   registered investment companies
                                                   managed by Morgan Stanley Investment
                                                   Management
Frederick O. Robertshaw.....     Class I          Attorney at law; Director of various         51.9             5          ***
 10645 North Tatum Boulevard     Director since   U.S. registered investment companies
 Suite 200, #465                  2000             managed by Morgan Stanley Investment
 Phoenix, Arizona 85028                            Management; Formerly, of Counsel,
 1/24/34                                           Copple, Chamberlin, Boehm and Mur-
                                                   phy, P.C., Formerly, of Counsel,
                                                   Bryan, Cave LLP
Joseph P. Stadler*..........     Vice President   Principal of Morgan Stanley & Co.              --            --          ***
 1221 Avenue of the Americas      since 1993      Incorporated and Morgan Stanley
 New York, New York 10020                          Investment Management; Officer of
 6/7/54                                            various U.S. registered investment
                                                   companies managed by Morgan Stanley
                                                   Investment Management; Previously
                                                   with Price Waterhouse LLP
Stefanie V. Chang*..........     Vice President   Principal of Morgan Stanley & Co.              --            --          ***
 1221 Avenue of the Americas      since 1997      Incorporated and Morgan Stanley
 New York, New York 10020                          Investment Management; Officer of
 11/30/66                                          various U.S. registered investment
                                                   companies managed by Morgan Stanley
                                                   Investment Management; Previously
                                                   practiced law with the New York law
                                                   firm of Rogers & Wells

                                                                                            COMMON
                                                                                            STOCK           SHARE
                                                                                         BENEFICIALLY    EQUIVALENTS
                                                                                         OWNED AS OF     OWNED UNDER
                                  POSITION WITH           PRINCIPAL OCCUPATIONS           APRIL 18,     DEFERRED FEE
NAME, ADDRESS AND DATE OF BIRTH     THE FUND             AND OTHER AFFILIATIONS             2001**      ARRANGEMENTS+   PERCENTAGE
-------------------------------  ---------------         ----------------------          ------------   -------------   ----------
Arthur J. Lev*..............     Vice President   Principal of Morgan Stanley & Co.              --            --          ***
 1221 Avenue of the Americas      since 2000      Incorporated and Morgan Stanley
 New York, New York 10020                          Investment Management; General
 9/23/61                                           Counsel to, and Secretary of, Morgan
                                                   Stanley Investment Management;
                                                   Previously with Bankers Trust
                                                   Company
Mary E. Mullin*.............     Secretary since  Vice President of Morgan Stanley &             --            --          ***
 1221 Avenue of the Americas      1999            Co. Incorporated and Morgan Stanley
 New York, New York 10020                          Investment Management; Officer of
 3/22/67                                           various U.S. registered investment
                                                   companies managed by Morgan Stanley
                                                   Investment Management; Previously
                                                   practiced law with the New York law
                                                   firms of McDermott, Will & Emery and
                                                   Skadden, Arps, Slate, Meagher & Flom
                                                   LLP
Belinda Brady...............     Treasurer since  Senior Manager, Fund Administration,           --            --          ***
 73 Tremont Street                1999            J.P. Morgan Investor Services Co.
 Boston, Massachusetts 02108                       (formerly Chase Global Funds
 1/23/68                                           Services Company); Treasurer of
                                                   various U.S. registered investment
                                                   companies managed by Morgan Stanley
                                                   Investment Management; Previously
                                                   with Price Waterhouse LLP
Robin Conkey................     Assistant        Operations Manager, Fund                       --            --          ***
 73 Tremont Street                Treasurer       Administration, J.P. Morgan Investor
 Boston, Massachusetts 02108      since 1999       Services Co. (formerly Chase Global
 5/11/70                                           Funds Services Company); Assistant
                                                   Treasurer of various U.S. registered
                                                   investment companies managed by
                                                   Morgan Stanley Investment
                                                   Management; Previously with Price
                                                   Waterhouse LLP
All Directors and Officers as a Group..................................................    19,205.9         6,322          ***
                                                                                           ========         =====          ===


---------------
  * "Interested person" of the Fund within the meaning of the 1940 Act. Mr. Biggs is chairman, director and managing director of the Manager. Messrs. Robison, Stadler and Lev and Ms. Chang and Ms. Mullin are officers of the Manager.
 ** This information has been furnished by each nominee, director and officer. *** Less than 1%.
  + Indicates share equivalents owned by the Directors and held in cash accounts by the Fund on behalf of the Directors in connection with the deferred fee arrangements described below.




     Effective as of July 1, 2000, the Fund Complex (as defined below) paid each of the Directors who is not an "interested person," as defined under the 1940 Act, of any funds within the Fund Complex an annual aggregate fee of $75,000, plus out-of-pocket expenses, for service on all Boards of Directors of the Fund Complex and on any committees of the Fund Complex. Directors' fees for each year are allocated among the funds in the Fund Complex in proportion to each fund's respective average net assets during the year.



     Each of the Directors who is not an "affiliated person" of Morgan Stanley Investment Management within the meaning of the 1940 Act may enter into a deferred fee arrangement (the "Fee Arrangement") with the Fund, pursuant to which such Director may defer to a later date the receipt of his Director's fees. The deferred fees owed by the Fund are credited to a bookkeeping account maintained by the Fund on behalf of such Director and accrue income from and after the date of credit in an amount equal to the amount that would have been earned had such fees (and all income earned thereon) been invested and reinvested either (i) in shares of the Fund or (ii) at a rate equal to the prevailing rate applicable to 90-day United States Treasury Bills at the beginning of each calendar quarter for which this rate is in effect, whichever method is elected by the Director.



     Under the Fee Arrangement, deferred Director's fees (including the return accrued thereon) will become payable by the Fund in cash upon such Director's resignation from the Board of Directors of the Fund in generally equal annual installments over a period of five years (unless the Fund has agreed to a longer or shorter payment period) beginning on the first day of the year following the year in which such Director's resignation occurred. In the event of a Director's death, remaining amounts payable to him under the Fee Arrangement will thereafter be payable to his designated beneficiary; in all other events, a Director's right to receive payments is non-transferable. Under the Fee Arrangement, the Board of Directors of the Fund, in its sole discretion, has reserved the right, at the request of a Director or otherwise, to accelerate or extend the payment of amounts in the deferred fee account at any time after the termination of such Director's service as a director. In addition, in the event of liquidation, dissolution or winding up of the Fund or the distribution of all or substantially all of the Fund's assets and property to its stockholders (other than in connection with a reorganization or merger into another fund advised by Morgan Stanley Investment Management), all unpaid amounts in the deferred fee account maintained by the Fund will be paid in a lump sum to the Directors participating in the Fee Arrangement on the effective date thereof.




     Set forth below is a table showing the aggregate compensation paid by the Fund to each of its Directors, as well as the total compensation paid to each Director of the Fund by the Fund and by other U.S. registered investment companies advised by Morgan Stanley Investment Management or its affiliates (collectively, the "Fund Complex") for their services as Directors of such investment companies for the fiscal year ended December 31, 2000.



                                                 PENSION OR                               NUMBER OF
                                                 RETIREMENT      TOTAL COMPENSATION        FUNDS IN
                               AGGREGATE      BENEFITS ACCRUED          FROM             FUND COMPLEX
                             COMPENSATION      AS PART OF THE    FUND COMPLEX PAID        FOR WHICH
NAME OF DIRECTORS           FROM FUND(4)(5)   FUND'S EXPENSES    TO DIRECTORS(4)(6)   DIRECTOR SERVES(7)
-----------------           ---------------   ----------------   ------------------   ------------------
Barton M. Biggs(1)........       $    0             None              $     0                 16
Ronald E. Robison(1)(2)...            0             None                    0                  0
Harold J. Schaaff,
  Jr.(1)(3)...............            0             None                    0                 13
John D. Barrett II........           85             None               70,000                 16
Gerard E. Jones...........           85             None               83,550                 16
Graham E. Jones...........        2,610             None               75,378                 16
John A. Levin.............        2,216             None               73,550                 16
Andrew McNally IV.........           85             None               75,000                 16
William G. Morton, Jr. ...        2,216             None               70,000                 16
Samuel T. Reeves..........           85             None               78,550                 16
Fergus Reid...............           85             None               73,550                 16
Frederick O. Robertshaw...           85             None               75,000                 16



---------------

(1) "Interested person" of the Fund within the meaning of the 1940 Act.

(2) Mr. Robison was elected as President and a Director of the Fund effective as of March 9, 2001.

(3) Mr. Schaaff resigned as Director and President of the Fund effective as of March 7, 2001.

(4) The amounts reflected in this table include amounts payable by the Fund Complex for services rendered during the fiscal year ended December 31, 2000, regardless of whether such amounts were actually received by the Directors during such fiscal year.


(5) Of the amounts shown in this column, Mr. Levin deferred all of his aggregate compensation pursuant to the Fee Arrangement described above, and Messrs. Reeves and Robertshaw deferred $22 and $6, respectively, of their aggregate compensation pursuant to the Fee Arrangement. Payments under the Fee Arrangement to a Director will be based on the number of share equivalents a Director holds. For the number of share equivalents held by each Director, please refer to the table on pgs. 10-12 of this Proxy Statement.


(6) Of the amounts shown in this column, Messrs. Levin, Reeves, Reid and Robertshaw deferred $48,761, $70,959, $69,075 and $21,287, respectively, of their total compensation pursuant to the Fee Arrangement.

(7) Indicates the total number of boards of directors of investment companies in the Fund Complex, including the Fund, on which the Director served at any time during the fiscal year ended December 31, 2000.


     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's officers and directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Commission and the NYSE. The Manager assumes responsibility for filing such reports for the Fund's officers and directors and believes that all required reports under Section 16(a) have been filed on a timely basis for the Fund's officers and directors.


     The election of Messrs. Biggs, Jones, Levin, Morton and Robison requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. Under the Fund's By-Laws, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat will constitute a quorum. For this purpose, abstentions and broker non-votes will be counted in determining whether a quorum is present at the Meeting, but will not be counted as votes cast at the Meeting.

     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     To the knowledge of the Fund's management, the following persons owned beneficially more than 5% of the Fund's outstanding shares at April 23, 2001:


                                                AMOUNT AND NATURE OF             PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP               CLASS
------------------------------------  -----------------------------------------  ----------
Taunus Corporation.................   1,146,000 shares with shared voting power
  31 West 52nd Street                 and shared dispositive power(1)               11.0%
  New York, New York 10019
United Nations Joint Staff.........   456,000 shares with shared voting power
  Pension Fund                        and shared dispositive power(2)              10.23%
  United Nations, New York 10017

---------------
(1) Based on a Schedule 13G/A filed with the Commission on March 2, 2001.
(2) Based on a Schedule 13G/A filed with the Commission on February 3, 1997.

                    AUDIT COMMITTEE REPORT AND AUDITOR FEES



REPORT OF THE AUDIT COMMITTEE



     At a meeting held on February 16, 2001, the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons," as defined under the 1940 Act, of the Fund acting on the recommendation of the Audit Committee of the Fund, selected Ernst & Young LLP to act as independent accountants for the Fund for the fiscal year ending December 31, 2001. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1 and has discussed with Ernst & Young LLP their independence with respect to the Fund. The Fund knows of no direct financial or material indirect financial interest of Ernst & Young LLP in the Fund.


     The Fund's financial statements for the fiscal year ended December 31, 2000 were audited by Ernst & Young LLP. The Audit Committee has reviewed and discussed the audited financial statements of the Fund with management of the Fund. The Audit Committee has further discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Fund's most recent annual report.

                                 Graham E. Jones, Chairman of the Audit
                                 Committee

                                 Gerard E. Jones, Member of the Audit Committee

                                 Andrew McNally IV, Member of the Audit
                                 Committee

                                 William G. Morton, Jr., Member of the Audit
                                 Committee

                                 Frederick O. Robertshaw, Member of the Audit
                                 Committee

AUDIT FEES

     The aggregate fees paid to Ernst & Young LLP in connection with the annual audit of the Fund's financial statements for the fiscal year ended December 31, 2000 was $35,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed for financial information systems design and implementation services rendered by Ernst & Young LLP to the Manager, and entities controlling, controlled by or under common control with the Manager for the fiscal year ended December 31, 2000 was $385,000. No such services were performed for the Fund.

ALL OTHER FEES

     The aggregate fees billed for all other non-audit services, including fees for tax-related services, rendered by Ernst & Young LLP to the Manager, and entities controlling, controlled by or under common control with the Manager for the fiscal year ended December 31, 2000 was $2.9 million. No such services were performed for the Fund. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

CERTAIN OTHER MATTERS CONCERNING THE FUND'S INDEPENDENT AUDITORS

     On July 5, 2000, PricewaterhouseCoopers LLP resigned as the independent accountants for the Fund. At a meeting held on June 15, 2000, the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons," as defined under the 1940 Act, of the Fund acting on the recommendation of the Audit Committee of the Fund, appointed Ernst & Young LLP as independent accountants for the Fund, effective with the resignation of PricewaterhouseCoopers LLP. The appointment of Ernst & Young as independent accountants for the Fund was ratified by the stockholders of the Fund on August 1, 2000 at the Fund's reconvened annual meeting of stockholders. In connection with its audits for 1998 and 1999 and through July 5, 2000, the date of PricewaterhouseCoopers LLP's resignation as the independent accountant for the Fund, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its report on the financial statements of the Fund for such years. Each report of PricewaterhouseCoopers LLP on the financial statements of the Fund for such years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                                 OTHER MATTERS

     No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy Card will vote thereon according to their best judgment in the interests of the Fund.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING


     A stockholder's proposal intended to be presented at the Fund's Annual Meeting of Stockholders in 2002, if one is held, must be received by the Fund on or before December 27, 2001, in order to be included in the Fund's proxy statement and proxy card relating to that meeting. Any stockholder who desires to bring a proposal at the Fund's Annual Meeting of Stockholders in 2002, without including such proposal in the Fund's proxy statement, must deliver written notice thereof to the Secretary of the Fund not before March 14, 2002 and not later than April 13, 2002, in the manner and form required by the Fund's Amended and Restated By-Laws.


                                              MARY E. MULLIN
                                              Secretary


Dated: April 26, 2001


     STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                       THE PAKISTAN INVESTMENT FUND, INC.

                      PLAN OF LIQUIDATION AND DISSOLUTION

     The following Plan of Liquidation and Dissolution (the "Plan") of The Pakistan Investment Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Articles of Incorporation.


     WHEREAS, the Fund's Board of Directors, pursuant to a Unanimous Written Consent dated March 20, 2001, has deemed that in its judgment it is advisable and in the best interests of the Fund and its stockholders to liquidate and dissolve the Fund, and has considered and adopted this Plan as the method of liquidating and dissolving the Fund and has directed that this Plan be submitted to stockholders of the Fund for approval;


     NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

     1. EFFECTIVE DATE OF PLAN. The Plan shall be and become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors. The date of such adoption and approval of the Plan by stockholders and resolution of all pending claims is hereinafter called the "Effective Date."

     2. CESSATION OF BUSINESS. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

     3. RESTRICTION OF TRANSFER AND REDEMPTION OF SHARES. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc.

     4. NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law (the "MGCL"). Specifically, upon approval of the Plan, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund's records.

     5. LIQUIDATION OF ASSETS. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

     6. PAYMENTS OF DEBTS. As soon as practicable after the Effective Date of the Plan, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

     7. LIQUIDATING DISTRIBUTIONS. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund's assets are expected to be distributed by up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Fund's books. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Fund.

     Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund. Each stockholder holding stock certificates of the Fund will receive a confirmation showing such stockholder's proportionate interest in the net assets of the Fund with an advice that such stockholder will be paid in cash upon return of the stock certificate. All stockholders will receive information concerning the sources of the liquidating distribution.

     8. EXPENSES OF THE LIQUIDATION AND DISSOLUTION. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

     9. POWER OF BOARD OF DIRECTORS. The Board of Directors and, subject to the direction of the Board of Directors, the Fund's officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act or any other applicable laws.

     The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

     10. AMENDMENT OR ABANDONMENT OF PLAN. The Board of Directors shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Fund's stockholders, such variation or amendment will be submitted to the Fund's stockholders for approval. In addition, the Board of Directors may abandon this Plan, with stockholder approval, prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

     11. DE-REGISTRATION UNDER THE 1940 ACT. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the Securities and Exchange Commission.

     12. ARTICLES OF DISSOLUTION. Consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's Articles of Incorporation. As soon as practicable after the Effective Date and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation.

     The Fund's Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund. The Director-trustees shall collect and distribute any remaining assets, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Fund, including necessary expenses of liquidation, and distribute the remaining assets among the stockholders. The Director-trustees may also (a) carry out the contracts of the Fund, (b) sell all or any part of the assets of the Fund at public or private sale, (c) sue or be sued in their own names as trustees or in the name of the Fund and (d) do all other acts consistent with law and the Articles of Incorporation of the Fund necessary or proper to liquidate the Fund and wind up its affairs.

     13. POWER OF THE DIRECTORS. Implementation of this Plan shall be under the direction of the Board of Directors, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

     14. APPRAISAL RIGHTS. Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

                                                                       EXHIBIT B

                       THE PAKISTAN INVESTMENT FUND, INC.
                                  (THE "FUND")

                            AUDIT COMMITTEE CHARTER

OBJECTIVES

     I. The Board of Directors of the Fund has established a committee of certain independent directors (the "Audit Committee"). The objectives of the Audit Committee are:

          (a) to oversee the Fund's accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers;

          (b) to oversee the quality and objectivity of the Fund's annual financial statements and the independent audit thereof; and

          (c) to act as a liaison between the Fund's independent auditors and the full Board of Directors of the Fund.

     II. The function of the Audit Committee is oversight; it is management's responsibility to maintain appropriate systems for accounting and internal control, and the auditor's responsibility to plan and carry out a proper audit.

RESPONSIBILITIES

     I. To carry out its objectives, the Audit Committee shall have the following responsibilities:

          (a) to recommend the selection, retention or termination of auditors and, in connection therewith, to evaluate the independence of the auditors, including whether the auditors provide any consulting services to the investment managers, and to receive the auditors' specific representations as to their independence;

          (b) to meet with the Fund's independent auditors, including private meetings, as necessary, (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the Fund's financial statements, including any adjustments to such statements recommended by the auditors, or other results of said audit(s); (iii) to consider the auditors' comments with respect to the Fund's financial policies, procedures and internal accounting controls and management's responses thereto; and (iv) to review the form of opinion the auditors render to the Board and the Fund's stockholders;

          (c) to review significant current financial reporting issues and practices with management and auditors and to consider the effect upon the Fund of any changes in accounting principles or practices proposed by management or the auditors;

          (d) to review the fees charged by the auditors for audit and non-audit services;

          (e) to investigate improprieties or suspected improprieties in Fund operations;

          (f) to report its activities to the full Board of the Fund on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

          (g) to review this Charter at least annually and recommend any changes to the full Board of Directors of the Fund.

     II. The Audit Committee shall meet on a regular basis and is empowered to hold special meetings as circumstances require. The Audit Committee shall regularly meet with the Treasurer of the Fund and with representatives of the management company and other service providers responsible for financial reporting and controls.

     III. The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Fund.

                                   PROXY CARD

                       THE PAKISTAN INVESTMENT FUND, INC.

            C/O MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
                           1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned hereby constitutes and appoints RONALD E. ROBISON, STEFANIE V. CHANG and MARY E. MULLIN, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all stock of the above Fund held of record by the undersigned on April 23, 2001 at the Annual Meeting of Stockholders to be held on June 12, 2001, and at any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such stock heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated April 26, 2001.



             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)
                                SEE REVERSE SIDE

[X] Please mark your votes as in this sample.

1. Approval of the liquidation and dissolution of the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.

     FOR               AGAINST             ABSTAIN

     [ ]                 [ ]                  [ ]

2.   Election of the following nominees as Directors:

     FOR       WITHHELD

     [ ]         [ ]          Class I Nominee:
                              Ronald E. Robison

                              Class III Nominees:
                              Barton M. Biggs, Gerard E. Jones, John A. Levin and William G. Morton, Jr.


                              ______________________________________
                              For all nominees except as noted above



         THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, AND IN THE DISCRETION OF SUCH PROXIES, UPON ANY AND ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED IN FAVOR OF PROPOSAL NO. 1 AND FOR THE ELECTION OF THE NOMINEES AS DIRECTORS FOR THE FUND AS SET FORTH ABOVE.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN SHARES ARE HELD BY JOINT TENANTS, EACH JOINT TENANT MUST SIGN.

SIGNATURES(S)___________________________________
DATE _______________, 2001

         When signing as attorney, executor, administrator, trustee, guardian or custodian, please sign full title as such. If a corporation, please sign full corporate name by authorized officer and indicate the signer's office.

         If a partnership, please sign in partnership name. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]